UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2013

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Blvd., Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, Rare Element Resources Ltd. (the “Company”) entered into Severance Compensation Agreements (the “Agreements”) with each of Randall J. Scott and David P. Suleski, President & Chief Executive Officer, and Chief Financial Officer of the Company, respectively (each, an “Officer”). The Agreements terminate and replace the Officers’ existing employment agreements with the Company.  The Company believes that the Agreements are a fair and appropriate step to ensure the Officers’ continued employment, attention and dedication.

Under the Agreements, each Officer is entitled to separation benefits in the event that the Officer’s employment is terminated by the Company without cause or by the Officer for “good reason” due to certain reasons, including a material change in title or duties, a material reduction in compensation or a material geographic relocation, in each case which the Company has failed to cure.

Under the Agreements, the separation benefits to be received by an Officer upon termination under the circumstances described above, prior to a change in control (as defined below) of the Company, will be equal to the Officer’s base salary plus the average of the Officer’s annual bonus amount with respect to the past two fiscal years (the “Average Bonus Amount”). If such a termination occurs after a change in control, the separation benefits to be received by an Officer will be equal to two times the sum of (a) the Officer’s base salary plus (b) the greater of (i) the Average Bonus Amount or (ii) the target bonus amount established for the Officer for the fiscal year in which the date of termination occurs, or, if none, an amount equal to 20% of Officer’s base salary for such fiscal year.  In either case, the separation benefits will be paid to the Officer in a lump sum 60 days after the date of such termination. In addition, the Officer’s equity incentive awards will vest automatically upon such termination, and the Officer shall remain entitled to the election of continuation of certain benefits under COBRA.

“Change in control” is defined under the Agreements as, subject to certain exceptions, the accumulation in any consecutive 12-month period, by any individual, entity or group of 50.1% or more of the outstanding common shares of the Company; a sale of all or substantially all of the assets of the Company; or the failure, during any period of 12 consecutive months, of the incumbent Board of Directors of the Company (the “Board”) to maintain at least a majority membership on the Board.

As consideration for the separation benefits under the Agreements, the Officers agreed to certain confidentiality obligations with respect to proprietary information of the Company gained as a result of their employment.  In addition, the Officers are subject to non-compete provisions under the Agreements, which prohibit them from engaging in any competitive business, as defined in the Agreements, during the term of the Agreements or for a period of one year following termination within certain geographical boundaries based on the locations where the Company does business.  The Officers are also prohibited during the term of the Agreement and for one year following termination from soliciting the services of any employee of the Company or the business of any customer of the Company.

This description of the Agreements above is merely a summary and is qualified in its entirety by reference to the Form of Severance Compensation Agreement attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
10.1	Form of Severance Compensation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 2013

Rare Element Resources Ltd.

          /s/ David Suleski

By:

Name: David Suleski

Title:   Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Severance Compensation Agreement